Exhibit 99.1

Anworth Announces First Quarter 2011 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--April 28, 2011--Anworth Mortgage Asset Corporation (NYSE:ANH) reported today core earnings available to common stockholders of $29.7 million, or $0.24 per diluted share, for the quarter ended March 31, 2011, consisting primarily of $31.2 million of net income less $1.5 million of dividends paid to our preferred stockholders. This compares to core earnings of $25.7 million, or $0.21 per diluted share, for the quarter ended December 31, 2010.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended March 31, 2011, there were no impairment losses on MBS.

On March 31, 2011, we declared a quarterly common stock dividend of $0.25 per share which was paid on April 27, 2011 to our holders of common stock as of the close of business on April 11, 2011. The annualized dividend yield on our common stock for the quarter ended March 31, 2011, based on the March 31, 2011 closing price of $7.09, was 14.1%.

On a non-GAAP basis and during the three months ended March 31, 2011, our estimated taxable income, on which we base our common stock dividends, was $31.2 million, or $0.25 per diluted share. The difference between net income and our estimate of taxable income earned during the three months ended March 31, 2011 reflects the non-deductibility for income tax purposes of executive compensation of approximately $1.5 million, or $0.01 per diluted share. A reconciliation of taxable earnings to net income available to common stockholders appears at the end of this news release.

At March 31, 2011, our book value was $6.92 per share. At December 31, 2010, our book value was $6.78 per share.

Our investments consist primarily of Agency MBS, which constituted 99.9% of our portfolio at March 31, 2011. At March 31, 2011, the fair value of our Agency MBS portfolio was approximately $8.1 billion and was allocated as follows: approximately 22% adjustable-rate Agency MBS; approximately 59% hybrid adjustable-rate Agency MBS; approximately 11% 15-year fixed-rate Agency MBS; 8% 30-year fixed-rate Agency MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs. At December 31, 2010, the fair value of our Agency MBS portfolio was approximately $7.7 billion and was allocated as follows: approximately 22% adjustable-rate Agency MBS; approximately 59% hybrid adjustable-rate Agency MBS; approximately 10% 15-year fixed-rate Agency MBS; 9% 30-year fixed-rate Agency MBS; and less than 1% agency floating-rate CMOs.

At March 31, 2011, the current yield on our Agency MBS portfolio was 3.72%, based on a weighted average coupon of 3.82% divided by the average amortized cost of 102.55%, as compared to a yield of 3.84 % at December 31, 2010, based on a weighted average coupon of 3.94% divided by the average amortized cost of 102.53%. At March 31, 2011, the unamortized premium was $200 million, or 2.55% of the par value, as compared to $188.7 million, or 2.52% of the par value, during the quarter ended December 31, 2010. During the quarter ended March 31, 2011, the expense of amortizing the agency securities premium was approximately $12.2 million, as compared to $12.8 million during the quarter ended December 31, 2010.

During the quarter ended March 31, 2011, the fair value of our Non-Agency MBS portfolio decreased to approximately $4 million from a fair value of approximately $4.4 million at December 31, 2010.

During the quarter ended March 31, 2011, the constant prepayment rate, or CPR, of all of our Agency MBS and Non-Agency MBS was approximately 21% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 21%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 35 months. During the quarter ended December 31, 2010, the CPR of all of our Agency MBS and Non-Agency MBS was approximately 28% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 29%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 33 months.

At March 31, 2011, our outstanding repurchase agreement balance was $6.92 billion with an average interest rate of 0.28% and an average maturity of 36 days. After adjusting for interest rate swap transactions the average interest rate was 1.32% and the average maturity was 441 days. At March 31, 2011, Agency MBS with a fair value of $7.32 billion had been pledged under the repurchase agreements and swap agreements. At December 31, 2010, our outstanding repurchase agreement balance was $6.375 billion with an average interest rate of 0.30% and an average maturity of 31 days. After adjusting for interest rate swap transactions the average interest rate was 1.43% and the average maturity was 418 days. At December 31, 2010, Agency MBS with a fair value of $6.76 billion had been pledged under the repurchase agreements and swap agreements.

At March 31, 2011, we had interest rate swap agreements with a notional amount of $2.735 billion, which represented approximately 40% of our outstanding repurchase agreements, as compared to interest rate swap agreements with a notional amount of $2.66 billion, which represented approximately 42% of our outstanding repurchase agreements, at December 31, 2010.

At March 31, 2011, our leverage multiple was 7.1x, which was an increase from our leverage multiple of 6.8x at December 31, 2010. The leverage multiple is based on total stockholders’ equity plus the Series B Preferred Stock and the junior subordinated notes.

During the quarter ended March 31, 2011 and relative to average earning assets, interest income earned was 3.77%, amortization of premium was (0.66)% and the average cost of funds on repurchase agreements and derivative instruments was 1.39%, resulting in a net interest rate spread of 1.72%. During the quarter ended December 31, 2010 and relative to average earning assets, interest income earned was 4.02%, amortization of premium was (0.78)% and the average cost of funds on repurchase agreements and derivative instruments was 1.62%, resulting in a net interest rate spread of 1.62%.

At March 31, 2011, stockholders’ equity available to common stockholders was approximately $858.6 million, or $6.92 per share, based on 124.1 million shares of common stock outstanding at quarter end. The $858.6 million equals total stockholders’ equity of $907.5 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $31.5 million and the proceeds from its sale of $29.4 million. At December 31, 2010, stockholders’ equity available to common stockholders was approximately $819.5 million, or $6.78 per share, based on 120.9 million shares of common stock outstanding at quarter end. The $819.5 million equals total stockholders’ equity of $868.3 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $27.5 million and the proceeds from its sale of $25.6 million.

When we pay a cash dividend during any quarterly fiscal period to our common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on our Series B Preferred Stock), the conversion rate on our Series B Preferred Stock is adjusted based on a formula specified in the Series B Preferred Stock prospectus supplement (and also available on the “Series B Pfd. Stock Conversion” page of our web site at http://www.anworth.com). As a result of the quarterly dividend for the quarter ended March 31, 2011, the conversion rate increased from 3.4094 shares of our common stock to 3.4778 shares of our common stock effective April 12, 2011.

The Company will host a conference call on April 29, 2011 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss first quarter 2011 results. The dial-in number for the conference call is 877-317-6789 for U.S. callers (international callers should dial 412-317-6789 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time on April 29, 2011. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 450515. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust, which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$7,323,431	$6,762,763
Agency MBS at fair value	803,822	957,316
Paydowns receivable	15,469	14,579
	8,142,722	7,734,658
Non-Agency MBS:
Non-Agency MBS at fair value	3,990	4,394
Cash and cash equivalents	4,307	10,621
Interest and dividends receivable	28,254	27,097
Derivative instruments at fair value	13,462	8,828
Prepaid expenses and other	3,712	4,617
Total Assets:	$8,196,447	$7,790,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$19,659	$20,585
Repurchase agreements	6,920,000	6,375,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	55,334	70,557
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	492	430
Dividends payable on common stock	31,308	26,574
Payable for securities purchased	192,059	363,820
Accrued expenses and other	2,282	947
Total Liabilities:	$7,259,525	$6,896,304
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($31,462 and $27,525, respectively); 1,258 and 1,101 shares issued and outstanding at March 31, 2011 and December 31, 2010,
respectively	$29,395	$25,630

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at March 31, 2011 and December 31, 2010,
respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 124,089 and
120,901 issued and outstanding at March 31, 2011 and December 31, 2010,
respectively	1,241	1,209
Additional paid-in capital	1,075,898	1,053,959
Accumulated other comprehensive income consisting of unrealized losses and gains	41,371	22,444
Accumulated deficit	(256,380)	(254,728)
Total Stockholders' Equity:	$907,527	$868,281
Total Liabilities and Stockholders' Equity:	$8,196,447	$7,790,215

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except for per share amounts)

	Three Months Ended
	March 31,
	2011	2010

Interest income:
Interest on Agency MBS	$56,901	$61,151
Interest on Non-Agency MBS	45	48
Other income	11	9
	56,957	61,208
Interest expense:
Interest expense on repurchase agreements	22,112	23,699
Interest expense on junior subordinated notes	319	305
	22,431	24,004
Net interest income	34,526	37,204
Recovery on Non-Agency MBS	218	0
Expenses:
Compensation, incentive compensation and benefits	(2,861)	(3,198)
Other expenses	(723)	(757)
Total expenses	(3,584)	(3,955)
Net income	31,160	33,249
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)
Dividend on Series B Cumulative Convertible Preferred Stock	(492)	(430)
Net income to common stockholders	$29,657	$31,808
Basic earnings per common share	$0.24	$0.27
Diluted earnings per common share	$0.24	$0.27
Basic weighted average number of shares outstanding	121,914	116,755
Diluted weighted average number of shares outstanding	126,205	120,316

Reconciliation of Non-GAAP Financial Measures

The table below presents the reconciliation of net income to common stockholders to estimated taxable income, which non-GAAP financial measure excludes the non-deductibility of components of discretionary and incentive executive compensation. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding the differences between GAAP earnings and estimated taxable earnings (which is the basis upon which our Board of Directors declares common stock dividends). Management also believes that this financial measure enhances the ability of investors to analyze the Company’s operating trends and to better understand its operating performance. This financial measure should not be used as a substitute in assessing the Company’s results of operations and financial condition at March 31, 2011. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	Three Months Ended March 31, 2011
	(in thousands, except per share data)

		Per Diluted Share

Net income available to common stockholders	$29,657	$0.24
Add: non-deductibility of discretionary and incentive compensation in current period	1,502	0.01
Estimated taxable income	$31,159	$0.25
Basic weighted average number of shares outstanding	121,914
Diluted weighted average number of shares outstanding(1)	126,205

___________
(1)	During the three months ended March 31, 2011, diluted earnings per common share include the assumed conversion of 1.258 million shares of Series B Preferred Stock at the conversion rate of 3.4094 shares of common stock and adding back the Series B Preferred Stock dividend.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com